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                                                                Exhibit 99(l)(2)

                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com


                                November 8, 2005


THE GREATER CHINA FUND, INC.
51 West 52nd Street
New York, New York 10019

     Re:  REGISTRATION STATEMENT ON FORM N-2 (SECURITIES ACT FILE NO.
          333-112505)

Ladies and Gentlemen:

     We serve as special Maryland counsel to The Greater China Fund, Inc., a Maryland corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 ACT"), and the Investment Company Act of 1940, as amended (the "1940 ACT"), of the sale by the Company of up to 4,199,168 shares (each, a "SHARE" and, collectively, the "SHARES") of common stock, $.001 par value per share ("COMMON STOCK"), of the Company, covered by the above-referenced Registration Statement on Form N-2 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION"). This opinion is being provided at your request in connection with the filing of the Registration Statement. The Shares are to be issued upon exercise of up to 12,597,503 transferable rights (the "RIGHTS") to be issued by the Company to all holders of record (the "HOLDERS") of shares of Common Stock at the close of business on the record date (the "RECORD DATE") set forth in the Prospectus (as defined below). The Company is issuing each Holder one Right for each share of Common Stock held by such Holder on the Record Date. The Rights entitle holders to acquire one Share for each three Rights exercised, on the terms and conditions set forth in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "DOCUMENTS"):

     1. The Registration Statement and the related form of prospectus included therein (the "PROSPECTUS") in the form in which it was transmitted to the Commission under the Act;

     2. The charter of the Company (the "CHARTER"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The By-Laws of the Company, certified as of the date hereof by the Secretary of the Company;

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The Greater China Fund, Inc.
November 8, 2005
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     4.   Resolutions (the "RESOLUTIONS") adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and listing of the Rights and the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

     6. A certificate executed by the Secretary of the Company, dated as of the date hereof.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

     5. The Rights will be issued in accordance with the terms of the Registration Statement, the Prospectus and the Resolutions and the Shares will be issued in accordance with the terms of the Rights, the Registration Statement, the Prospectus and the Resolutions.

     6. The issuance and sale of the Shares will not cause the number of shares of Common Stock outstanding to exceed the number of authorized shares of Common Stock, as provided in the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

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The Greater China Fund, Inc.
November 8, 2005
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     1.   The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Rights have been duly authorized and, when issued and delivered pursuant to terms of the Resolutions and in the manner contemplated by the Prospectus, will be validly issued.

     3. The Shares have been duly authorized and, when issued and delivered upon the exercise of Rights in the manner contemplated by the Prospectus and in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Validity of Common Stock and Other Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                              Very truly yours,

                              /s/ DLA Piper Rudnick Gray Cary US LLP